SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 15, 2001

                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-13150
                                     -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)


                 4375 River Green Parkway, Duluth, Georgia 30096
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (678) 258-4000


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item  5.  Other  Events

     Attached hereto is a press release issued by the registrant on May 15, 2001.


Item  7.  Financial  Statements  and  Exhibits.

     (c)     Exhibits.

             99.1   -   Press Release, dated May 15, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  May 17, 2001.

                                    CONCURRENT  COMPUTER  CORPORATION



                                    By:  /s/  Steven  R.  Norton
                                       -----------------------------------------
                                       Steven  R.  Norton
                                       Executive Vice President, Chief Financial
                                         Officer  and  Secretary

FOR  IMMEDIATE  RELEASE

  CONCURRENT COMPUTER CORPORATION ANNOUNCES $26 MILLION PRIVATE PLACEMENT OF ITS
                                  COMMON STOCK


     ATLANTA,  GEORGIA  MAY  15, 2001 - Concurrent Computer Corporation (NASDAQ:
CCUR) today announced that it has raised $25,920,000 in gross proceeds from the sale of 5,400,000 shares of newly issued Concurrent Common Stock at a price of $4.80 per share. Net proceeds to Concurrent, after fees and expenses, are expected to be approximately $24,200,000.

     The company plans to use the proceeds of the private placement for working capital, sales and marketing activities, product development and support, potential acquisitions and investments, capital expenditures and general corporate purposes.

     Concurrent intends to file with the Securities and Exchange Commission ("SEC") a resale registration statement on Form S-3 relating to the privately placed shares. The closing of the private placement will occur shortly after the SEC informs Concurrent of its willingness to declare the resale registration statement relating to the shares effective.

     The shares of Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Concurrent shares under the resale registration statement will be made only by means of a prospectus.

     Certain statements made in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. The words
"believes", "expects", "estimates", and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our performance or results include, without limitation: - changes in product demand; - economic conditions; - various inventory risks due to changes in market conditions; - uncertainties relating to the development and ownership of intellectual property; - uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; - the pricing and availability of equipment materials, and inventories; - the limited operating history of our VOD segment; - the concentration of our customers; - failure to effectively manage growth; - delays in testing and introductions of new products; - rapid technology changes; - the highly competitive environment in which we operate; and - the entry of new, well-capitalized competitors into our markets and other risks and uncertainties.

     Other important risk factors are discussed in our report on Form 10-Q for the quarter ended September 30, 2000 and may be discussed in subsequent filings with the Securities and Exchange Commission. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

For  Further  Information  Contact:
Concurrent  Computer  Corporation
Steve  Norton,  CFO  (678)  258-4114


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